UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

April 19, 2018

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02	Unregistered Sales of Equity Securities

Five Point Holdings, LLC (the “Company”) conducts all of its business in or through its subsidiary, Five Point Operating Company, LP, a Delaware limited partnership (the “Operating Company”). Under the Limited Partnership Agreement of the Operating Company, holders (the “Class A Unit Holders”) of Class A units of the Operating Company (“Class A Units”) may exchange their Class A Units for, at the Company’s option, either (1) Class A common shares of the Company (“Class A Common Shares”) on a one-for-one basis (subject to adjustment in the event of share splits, distributions of shares, warrants or share rights, specified extraordinary distributions and similar events), or (2) cash in an amount equal to the market value of such shares at the time of exchange.

On April 19, 2018, the Company issued 2,008,496 Class A Common Shares to certain Class A Unit Holders in exchange for an equal number of Class A Units after receiving notices of redemption from such Class A Unit Holders. The Company previously issued 42,430 and 3,000 Class A Common Shares to certain Class A Unit Holders on January 4, 2018 and January 17, 2018, respectively, in exchange for an equal number of Class A Units. These issuances were exempt from registration in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that no public offering was made.

In connection with such exchanges, an aggregate of 2,053,926 Class B Common Shares held by such Class A Unit Holders automatically converted into 614 Class A Common Shares, pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 25, 2018

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

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